UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2005

XTEN NETWORKS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50346

(Commission File Number)

20-0004161

(IRS Employer Identification No.)

320-5201 Great America Parkway, Santa Clara, CA 95054

(Address of principal executive offices and Zip Code)

408.876.4346

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2005, we entered into a stock option agreement with a consultant granting him the right to purchase a total of 75,000 shares of our common stock at an exercise price of $0.67 per share exercisable for a period of five years, pursuant to our 2005 Stock Option Plan. The options will vest as to 67% immediately and the remaining 33% on July 1, 2005.

On June 16, 2005, we entered into a stock option agreement with a director and officer granting him the right to purchase a total of 1,500,000 shares of our common stock at an exercise price of $0.74 per share exercisable for a period of five years, pursuant to our 2005 Stock Option Plan. The options will vest in accordance with the stock option agreement.

Item 3.02. Unregistered Sales of Equity Securities.

On June 13, 2005, we granted stock options to a consultant for an option to purchase 75,000 shares of our common stock at an exercise price of $0.67 per share, exercisable until June 13, 2010. We issued the securities to a non U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On June 16, 2005, we granted stock options to a director and officer for an option to purchase 1,500,000 shares of our common stock at an exercise price of $0.74 per share, exercisable until June 13, 2010. We issued the securities to a non U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTEN NETWORKS INC.

By: /s/ Mark Bruk______________________

Mark Bruk

Chief Executive Officer, Secretary, Treasurer and Director

Date: June 17, 2005